ADDENDUM TO DEBT FORGIVENESS AGREEMENT

This Addendum to Debt Forgiveness Agreement ("Agreement"), is entered into effective June 1, 2013, by and among Spiral Energy Tech., Inc. (formerly Solid Solar, Inc.) (the "Company"),  Clear Skies Solar, Inc. (“Clear Skies”) and Clear Skies’ wholly owned subsidiary Clear Skies Financial Corp. (“FC” and, together with Clear Skies, the “Seller”), in reference to the following:

WHEREAS, the parties entered into an agreement of sale  dated as of December 9, 2011 pursuant to which Company purchased from the Sellers a residential power plan solar customer agreement dated as of September 9, 2011 for the design, permitting, construction, installation, testing and activation of a solar photovoltaic system for a purchase price of Twenty Five Thousand Dollars ($25,000) consisting of an initial payment of Ten Thousand Dollars ($10,000) and a final payment of Fifteen Thousand Dollars ($15,000) (the “Final Payment” or “Debt”);

WHEREAS, the Company never paid the Sellers the Final Payment and in connection therewith the parties entered into a debt forgiveness agreement dated as of the date hereof (the “Forgiveness Agreement”) pursuant to which the Sellers forgave the Debt in its entirety;

NOW, THEREFORE, the parties agree as follows:

1.
General Release.  As consideration for forgiveness of the Debt as set forth in the Forgiveness Agreement, the Company and its affiliates, subsidiaries, officers, directors, employees, agents, successors and assigns hereby release, discharge and forever acquit the Sellers and their affiliates from any and all liabilities, costs, damages, penalties, assessments, remedies, claims, orders, judgments, and expenses of any kind or nature.

2.	Governing Law. This Agreement shall be governed and construed in accordance with the laws of the New York, United States of America.

3.
Notices. All notices and other communication to be given under or by reason of this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or by internationally recognized courier service, addressed as follows:

if to Sellers:	Clear Skies Solar, Inc.
3665 Merrick Road, Seaford, New York 11783

Clear Skies Financial Corp.
3665 Merrick Road, Seaford, New York 11783

if to Company: Spiral Energy Tech., Inc.

3665 Merrick Road, Seaford, New York 11783

4. Legal Representation.  Each party hereto acknowledges that it has been represented by independent legal counsel in the preparation of this Agreement.  Each party hereby explicitly waives any conflict of interest and other allegations that it has not been represented by its own counsel.

IN WITNESS HEREOF, the parties hereto have executed this Agreement on the day and year first written above.

                                        SELLERS:

                                        Clear Skies Solar Inc.

                                        By: /s/ Ezra Green
                                        Name: Ezra Green
                                        Title: CEO

                                        Clear Skies Financial Corp.

                                        By: /s/ Ezra Green
                                        Name: Ezra Green
                                        Title: CEO

                                        COMPANY:

                                        SPIRAL ENERGY TECH., INC.

                                        By: /s/ Mohit Bhansali
                                        Name: Mohit Bhansali
                                        Title: President

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